EXHIBIT 23-1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report on the financial statements of Arvin Industries, Inc. for the year ended January 2, 1994 dated February 1, 1994 except as to Note 5 which is as of February 16, 1994 appearing in the Annual Report on Form 10-K of Arvin Industries, Inc. for the year ended January 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.






   Price Waterhouse
   Indianapolis, Indiana
   April 11, 1994